Exhibit 77(q)(1)

Exhibits

(a)(1)    Articles of Amendment dated September 8, 2010 to Articles of Incorporation of ING Partners, Inc. — Filed herein.

(e)(1)    Amended Schedule A dated November 2010 to the Investment Advisory Agreement between ING Partners, Inc. and Directed Services LLC dated May 1,2 003 – Filed herein.

(e)(2)    Amended Schedule B dated November 2010 to the Investment Advisory Agreement between ING Partners, Inc. and Directed Services LLC dated May 1, 2003 – Filed herein.

(e)(3)    Amended Appendix A dated November 2010 to the Investment Sub-Advisory Agreement between Directed Services, LLC and BAMCO, Inc. – Filed herein.

(e)(4)    Amended Schedule A dated November 2010 to the Investment Sub-Advisory Agreement between Directed Services, LLC and Clearbridge Advisors, LLC – Filed herein.

(e)(5)    Investment Sub-Advisory Agreement between Directed Services LLC and Invesco Advisers, Inc. dated June 1, 2010 – Filed herein.

(e)(6)    Amended Schedule A dated November 2010 to the Investment Sub-Advisory Agreement between Directed Services, LLC and OppenheimerFunds, Inc. – Filed herein.